Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in these Registration Statements (Nos.333-202648; 333-190879; 333-190878; 333-176490; 333-176489; 333-163033; 333-163032; 333-145482; 333-139730; 333-53692) on Form S-8 and (No. 333-194605) on Form S-3 of Novatel Wireless, Inc. of our report dated June 3, 2015, relating to our audit of the consolidated financial statements of R.E.R. Enterprises, Inc. DBA Feeney Wireless as of and for the year ended December 31, 2014, included in this Current Report on Form 8-K/A.

/s/ McGladrey LLP

Irvine, California
June 3, 2015